Exhibit 99.1

NanoVibronix, Inc. Announces Name and Ticker Symbol Change to ENvue Medical, Inc. and ‘FEED’

New ticker symbol, “FEED” will begin trading on the Nasdaq at the open of the market on December 12, 2025

TYLER, Texas December 12, 2025 – (BUSINESS WIRE)—NanoVibronix, Inc. (NASDAQ: NAOV) (“NanoVibronix” or the “Company”), a medical technology company specializing in non-invasive therapeutic systems, today announced that it will change its corporate name from NanoVibronix, Inc. to ENvue Medical, Inc., effective December 12, 2025, to better reflect its new strategic direction and primary focus on its ENvue® feeding-tube placement system (“ENvue”). The Company’s ticker for its common stock, listed on the Nasdaq Capital Market, will also change to “FEED,” which will begin trading under the new symbol beginning with the market open on the same day, December 12, 2025.

“Our strategy is now focused on scaling hospital utilization, strengthening our commercial footprint and building a comprehensive enteral-feeding ecosystem around ENvue through both internal development and external business development opportunities,” said Doron Besser, M.D., Chief Executive Officer of the Company. “We believe this rebranding marks a new phase for the Company: one defined by precision enteral access, technology-driven growth and clinical excellence.”

In connection with the name change and stock symbol change, no action is required from current stockholders and the Company’s CUSIP number for its common stock will remain the same.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical technology company advancing both non-invasive and minimally invasive solutions across clinical and home care settings. Headquartered in Tyler, Texas, with research and development in Nesher, Israel, the Company focuses on two distinct technology platforms:

●	Acoustic-based therapeutic technologies, including PainShield® and UroShield®, which utilize proprietary low-intensity surface acoustic wave (SAW) technology. These devices are intended for use in home or care settings and are designed to treat pain, reduce bacterial colonization, and disrupt biofilms.

●	ENvue™ Navigation Platform, developed and operated by ENvue Medical Holdings, Corp., with offices in Arlington Heights, Illinois, and Tel Aviv, Israel, is a minimally invasive electromagnetic navigation system intended to assist clinicians in placing feeding tubes into the gastrointestinal tract. FDA 510(k) cleared for adult use, ENvue provides real-time bedside visualization of tube movement and supports informed decision-making during the placement procedure. Future platform expansion may include pediatric and vascular access applications.

NanoVibronix aims to advance standards in non-invasive therapy and minimally invasive navigation, with a commitment to patient safety, clinical usability, and technology innovation across a range of healthcare environments.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. These forward-looking statements include, but are not limited to: statements regarding the adoption and implementation of ENvue Medical’s platforms, anticipated commercial expansion, growth, scalability and implementation of ENvue Medical’s products, the Company’s proposed name and symbol change, market interest in the Company’s technology, and future expectations for strategic growth. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation: (i) market acceptance of the Company’s existing and new products; (ii) clinical performance and operational outcomes; (iii) delays or complications in product implementation; (iv) intense competition in the medical device industry; (v) product liability or performance issues; (vi) limitations in manufacturing or supply chain capabilities; (vii) reimbursement limitations; (viii) intellectual property protection; (ix) healthcare regulatory changes in the U.S. and abroad; and (x) the need for additional capital. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge at: www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Contact:

Brett Maas, Managing Principal

Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.